Exhibit 10.8

UNCONDITIONAL GUARANTY
 February 8, 2011

BERDON VENTURE ASSOCIATES, LLC,
CAPE ONE FINANCIAL MASTER FUND, LTD.
HERBERT GLATT
LEE KARLS
ROSTA, LLC

(collectively, the “Lenders” and each a “Lender”)

Whereas, to induce Lenders to make or extend financial accommodations to or for the benefit of Ads In Motion, Inc., a Delaware corporation (“Borrower”), which are and will be to the direct interest and advantage of Jordan Glatt (“Guarantor”) as the majority shareholder of Borrower, and in consideration of financial accommodations made, or extended to or for the benefit of Borrower, which are and will be to the direct interest and advantage of the Guarantor, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Lenders and their respective successors, assigns and affiliates the full and timely payment when due of the principal of, and interest on the “Debentures,” as defined below, and all other payment obligations of Borrower to Lenders and their affiliates under the Debentures, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions and renewals thereof, (collectively, the “Guaranteed Obligations”); provided, however, that the guaranty and Lenders’ recourse hereunder is limited solely to 11,075,325 shares of Borrower common stock held by Guarantor (the “Guaranty Collateral”); provided, further, that notwithstanding anything to the contrary in this Guaranty, Guarantor shall not be liable with respect to Borrower’s non-monetary obligations under the Debentures.

Whereas, “Loan Documents” shall mean (i) those certain Original Issue Discount Senior Subordinated Convertible Debentures of Borrower dated as of the date hereof, in the aggregate principal amount of up to $1,585,000 (the “Debentures”), (ii) the Securities Purchase Agreement dated as of the date hereof between the Borrower and Lenders, and (iii) the Security Agreement between Borrower and Lenders as of the date hereof, and (iv) all other documents, agreements, mortgages and certificates executed in connection with the Loan Documents; and

Whereas, the Guarantor will directly benefit from the extension of credit to the Borrower represented by the issuance of the Debentures.

Guarantor further covenants and agrees:

GUARANTOR'S LIABILITY.  This Guaranty (this “Guaranty”) is a continuing and unconditional guaranty of payment and performance and not of collection.  This Guaranty does not impose any obligation on Lenders to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by Lenders, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made.  Except to the extent the provisions of this Guaranty give Lenders additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Lenders by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Lenders and other guaranties of the Guaranteed Obligations.  Notwithstanding anything contained in this Guaranty to the contrary, none of Guarantor’s other assets or income (including without limitation, life insurance, retirement plans, defined compensation plans, stock bonus or other stock plans, interest in real property, cash, stock, securities and other personal property, interests in corporations, limited liability companies, trusts or other entities, rights under any employment agreement or any other agreement and all other tangible and intangible personal property, whether received by Guarantor, by gift, inheritance or otherwise) whether owned now or in the future, shall be subject to the provisions of this Guaranty and shall be specifically excluded herefrom.

LIMITED RECOURSE FOR ENFORCEMENT OF GUARANTY.  To the extent that the Guarantor fails to satisfy its obligations under this Guaranty, the Lenders’ sole remedy against the Guarantor shall be to collect, receive, appropriate and realize upon the Guaranty Collateral.

CONSENT TO MODIFICATIONS.  Guarantor consents and agrees that the Lenders may from time to time, in accordance with the Loan Documents, without affecting, impairing, lessening or releasing the obligations of Guarantor hereunder:  (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d) permit any change in the business or other dealings and relations of Borrower or any other guarantor with Lenders; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Lenders in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Lenders; all in such manner and upon such terms as Lenders may deem appropriate, and without notice to or further consent from Guarantor.  No invalidity, irregularity, discharge or unenforceability of, or action or omission by Lenders relating to any part of the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS.  Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to Lenders and collection of the Guaranteed Obligations: (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) any law or statute that requires that Lenders make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Lenders or its affiliates preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time, provided that Lenders’ obligation to dispose of Collateral in a commercially reasonable manner is not waived hereby; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between the Lenders, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever to which Guarantor may be entitled; (g) the right to assert against the Lenders or its affiliates any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against Borrower or any other party liable to the Lenders or its affiliates; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of the Lenders or their respective affiliates’ lien on any collateral; (i) any right to which Guarantor is or may become entitled to be subrogated to Lenders or its affiliates’ rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of the Lenders or its affiliates against Borrower or any security which the Lenders or its affiliates now has or hereafter acquires, until such time as the Guaranteed Obligations have been fully satisfied beyond the expiration of any applicable preference period; (j) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (k) the right to marshalling of Borrower’s assets or the benefit of any exemption claimed by Guarantor.  Guarantor acknowledges and represents that Guarantor has relied upon Guarantor’s own due diligence in making an independent appraisal of Borrower, Borrower's business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making an independent appraisal of such matters; and Guarantor has not relied upon the Lenders or their respective affiliates for information regarding Borrower or any collateral.

DEFAULT.  If any of the following events occur, a default (“Default”) under this Guaranty shall exist:  (a) failure of timely payment of the Guaranteed Obligations beyond the applicable cure periods set forth in the Loan Documents and/or (b) as applicable, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against Guarantor.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice, and, Lenders and their affiliates may exercise any rights and remedies as provided in this Guaranty, or as provided at law or equity.

ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION.  Guarantor shall pay all of Lenders’ and their respective affiliates’ reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

INFORMATION.  Guarantor shall deliver to Lenders such information as Lenders may reasonably request from time to time with respect to the Guaranty Collateral.

NEGATIVE COVENANTS.  Guarantor agrees that from the date hereof and until final payment in full of the Guaranteed Obligations, unless Lenders shall otherwise consent in writing, Guarantor will not:

-	allow any security interest to be placed on the Guaranty Collateral; or
-	deliver to any creditor or party other than a broker dealer the Guaranty Collateral; or
-	sell, hypothecate or dispose of any of the Guaranty Collateral, other than as a bona fide gift.

MISCELLANEOUS.

Termination.  This Guaranty shall terminate and the terms and obligations hereunder shall terminate in their entirety and shall be of no further force and effect upon the earliest to occur of the following: (i) the indefeasible payment in full of the Guaranteed Obligations, (ii) none of the Debentures remain outstanding, (iii) following a “Change of Control” (as defined in the Debentures) to which the Secured Parties have consented, the earlier to occur of the following: (A) the Guarantor receives notice of termination, or is requested to resign, as Borrower’s President and Chief Executive Officer or (B) Guarantor no longer serves on the Borrower’s Board of Directors, or (iv) the second anniversary of the date of this Guaranty.  Thereafter, the Lenders shall take such action and execute such documents as the Guarantor may request (and at the Guarantor’s cost and expense) in order to evidence the termination of this Guaranty.

Assignment.  This Guaranty shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns.  Lenders’ interests in and rights under this Guaranty are freely assignable, in whole or in part, by Lenders.  Guarantor may not assign any of its rights or obligations under this Guaranty without the prior written consent of all Lenders.  Any attempted or purported assignment by Guarantor in violation hereof shall be null and void and shall not release Guarantor from the Guaranteed Obligations.

Organization; Powers.  Guarantor (i) is an adult individual and is sui juris, (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty.

Applicable Law; Conflict Between Documents.  This Guaranty shall be governed by and construed under the laws of New York without regard to that state's conflict of laws principles.

Jurisdiction.  Guarantor irrevocably agrees to non-exclusive personal jurisdiction in New York.

Severability.  If any provision of this Guaranty shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Notices.  Any notices to any party shall be sufficiently given if in writing and mailed or delivered to any party's address shown above or such other address as provided hereunder.  In the event that Guarantor changes Guarantor's address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address to Lenders by registered or certified mail, return receipt requested, all charges prepaid, or overnight courier, receipt requested.

Plural; Captions.  All references in this Guaranty to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term ”person” shall mean any individual person or entity.  The captions contained in this Guaranty are inserted for convenience only and shall not affect the meaning or interpretation of this Guaranty.

Binding Contract.  Guarantor by execution of and the Lenders by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty.

Amendments, Waivers and Remedies.  No waivers, amendments or modifications of this Guaranty shall be valid unless in writing and signed by an officer of each of the Lenders.  No waiver by Lenders of any Default shall operate as a waiver of any other Default or the same Default on a future occasion.  Neither the failure nor any delay on the part of Lenders in exercising any right, power, or privilege granted pursuant to this Guaranty shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.  All remedies available to Lenders or its affiliates with respect to this Guaranty and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively.

FINAL AGREEMENT.  This Guaranty represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties with respect thereto.  There are no unwritten oral agreements between the parties.

WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR BY EXECUTION HEREOF AND LENDERS BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERS TO ACCEPT THIS GUARANTY.  EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS GUARANTY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be executed under seal.

/s/ Jordan Glatt
Jordan Glatt, An Individual

Subscribed and sworn to before me, the undersigned, a Notary Public of the State of New Jersey in and for the County of Morris, this 4th day of February, 2011 by Jordan Glatt, an individual known to me (or satisfactorily proven) to be the person name in the foregoing Personal Guaranty, who made oath that the matters and facts stated therein are true and correct to the best of his (her) knowledge, information and belief.

/s/ Marion E. Braxton
Notary Public

My commission expires: 12/17/2014